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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

NAME OF SUBSIDIARY                                   STATE OF INCORPORATION

Online Television Network Services, Inc. (1)         California

Tantivy Technologies, Inc. (1)                       Nevada

Tantivy Entertainment, Inc.(1)                       Nevada

Tantivy Sciences, Inc.(1)                            Nevada

Oretech Corp.(2)..                                   Nevada

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(1) Oretech, Inc. owns a 5% equity interest in each of these companies.
(2) Oretech, Inc. owns a 100% equity interest in this company.